UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 20, 2010
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Amendment to Restricted Stock Agreements
On January 20, 2010, the F.N.B. Corporation (“Corporation” or “F.N.B.”) Compensation Committee (the “Committee”) approved the award of service-based restricted stock to the Chief Executive Officer (“CEO”) and executive officers named in the compensation discussion included in the Corporation’s proxy statement for its Annual Meeting of shareholders held in 2009 (“NEOs”). These service-based restricted stock awards were made pursuant to the stockholder approved 2007 Incentive Compensation Plan (“Plan”), a copy of which is on file with the SEC as Annex A to the Corporation’s 2007 Proxy Statement. The NEOs service-based restricted stock awards are subject to the standard terms contained in the service-based restricted stock award agreements filed on January 19, 2007 under a Form 8-K by the Corporation and will vest on January 16, 2013. In addition, in lieu of a cash award under the Corporation’s Annual Incentive Compensation Program the NEO’s received time-based awards which vest on January 16, 2013. The terms of the NEO’s time-based restricted stock awards are subject to the standard terms in the service-based restricted stock award agreements filed by the Corporation on January 19, 2007 under a Form 8-K, except that the time-based restricted stock awards agreement provides for accelerated vesting in the event of the NEO’s early or normal retirement. Chief Executive Officer Gurgovits’ service and time-based restricted stock award agreements each vest on January 16, 2013, and these agreements are subject to the same standard terms and conditions as are contained in the CEO Gurgovits’ 2007 Amended and Restated Restricted Stock Agreement filed on January 16, 2008 by F.N.B. under Form 8-K.
The awards were as follows:

		Number of Restricted
	Number of Restricted	Stock Awarded
	Stock Awarded	Time-Based
CEO/NEO	Service-Based	(Incentive)
Stephen J. Gurgovits	27,404	12,055
Vincent J. Calabrese	5,841	3,085
Brian F. Lilly	10,333	6,171
Vincent J. Delie, Jr.	10,333	5,851
Louise Lowrey	5,841	2,741
In addition, on January 20, 2010, the Compensation Committee approved the amendment of the NEO’s restricted stock award agreements dated July 18, 2007 (“Amended Agreement”) in which the peer group performance period is not identical to the Company’s performance period. Prior to 2008, F.N.B. measured its financial performance for purposes of its long term incentive program on a calendar year basis and compared its performance against its peer group during the twelve month period ending on September 30th of the same calendar year in which F.N.B.’s performance period ended. Ending the peer group’s financial performance period on September 30th enabled F.N.B. to assemble and analyze the necessary financial data of the financial performance of the peer group’s financial performance in order to make determinations regarding F.N.B.’s financial performance as compared to the financial performances of the peer group prior to the January vesting date set forth in the Agreement. Due to economic circumstances that occurred in the fourth quarter of 2008, the Committee determined it appropriate to amend the July 18, 2007 Restricted Stock Award Agreements for the purpose of aligning the peer groups’ financial performance period with the performance period of the Company. As a result of the amendment, the performance period for each of F.N.B. and the peer group will begin on January 1, 2007 and end on December 31, 2010. Lastly,

the amendment changes the date on which such awards will vest or lapse to March 1, 2011.
A copy of the form of the Amended Agreement is attached as Exhibit 10.1 to this Current Report. The description in this Current Report of the Amended Agreement is qualified in its entirety by reference to such Exhibit 10.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Exhibits:
10.1	Form of Amendment to July 18, 2007 Restricted Stock Award Agreement for named Executive Officers (pursuant to 2007 Incentive Compensation Plan).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/Vincent J. Calabrese
	Name:	Vincent J. Calabrese
	Title:	Chief Financial Officer (Principal Financial Officer)

Dated: January 26, 2010